Exhibit 99.1

Payoneer Reports Fourth Quarter and Full Year 2023 Financial Results

Third consecutive year of 30%+ revenue growth since going public in 2021

Significantly expanded profitability in 2023

NEW YORK – February 28, 2024 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the financial technology company empowering the world’s small and medium-sized businesses to transact, do business and grow globally, today reported financial results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter and Full Year 2023 Financial Highlights

						YoY			YoY
($ in mm)	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023	Change	2022	2023	Change
Revenue	$183.6	$192.0	$206.7	$208.0	$224.3	22%	$627.6	$831.1	32%
Transaction costs as a % of revenue	16.6%	14.1%	13.8%	14.6%	16.2%	(40 bps)	17.6%	14.7%	(290 bps)
Revenue less transaction costs	$153.2	$164.9	$178.2	$177.6	$188.0	23%	$517.5	$708.8	37%
Net income (loss)	(10.2)	7.9	45.5	12.8	27.0	n.m.	(12.0)	93.3	n.m.
Adjusted EBITDA	10.6	38.8	56.0	58.2	52.2	393%	48.5	205.1	323%

Operational Metrics
Active Ideal Customer Profiles (ICPs) ('000s)[1]	488	491	495	502	516	6%	488	516	6%
Volume ($bn)[2]	$16.5	$15.3	$15.3	$16.3	$19.0	16%	$59.7	$66.0	11%
Revenue as a % of volume ("Take Rate")	112 bps	125 bps	135 bps	127 bps	118 bps	6 bps	105 bps	126 bps	21 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 a month in volume and were active over the trailing twelve-month period.
2.	For a customer that both receives and later sends payments, we count the volume only once. We have updated our methodology to adjust for previously disclosed limited exceptions where both received and sent payments were counted in volumes, such that we count volume only once for a customer that both receives and later sends payments. The updated methodology has no impact on revenue and had, for all periods presented, less than a 3% impact on volume. The update has been applied to all periods reflected in the table above and we have updated the definition of volume accordingly (please see “Financial Information; Non-GAAP Financial Measures” below).

“We made meaningful progress in 2023 to expand access for small and medium-sized businesses (SMBs) to the digital, global economy. Payoneer is helping SMBs in over 190 countries and territories to sell globally across multiple channels and consolidate their accounts receivable (AR) into their Payoneer Account. Our customers are also increasingly using Payoneer’s financial stack to optimize their accounts payable (AP). By capturing their cross-border AR and AP, we become an indispensable, trusted partner to their growth,” said John Caplan, Chief Executive Officer. “Our strategy is working, and we drove 6% year-over-year growth in our ideal customer profiles (ICPs) and 36% ARPU expansion. As we continue to execute our strategy and build on our fourth quarter momentum, I am confident we can deliver more value for our customers, employees, and shareholders in 2024 and beyond.”

Full Year 2023 Business Highlights

●	6% active ICP growth and 36% ARPU expansion. 15% growth in our larger ICPs, or those who have on average over $10k a month in volume
●	Strengthened executive team with the addition of Chief People Officer Elana Brickner, Chief Transformation Officer John Davis, Chief Technology Officer Sarit Frumkes, and Chief Product Officer Oren Ryngler
●	Deepened ecosystem of marketplace relationships, including renewing our contract with Airbnb and announcing a new collaboration with Etsy to support its expansion of Etsy Payments into emerging markets
●	Announced an agreement to acquire a licensed China-based payment service provider, which will support Payoneer’s fast-growing China business upon close, and is subject to customary closing conditions and regulatory approvals
●	Acquired Spott, a real-time data platform that will help us drive faster underwriting decisions in our working capital business

●	$57 million of share repurchases in 2023 and on December 7, 2023, the Board authorized an amendment to the share repurchase program to increase the authorized amount of repurchases to $250 million
●	$6.4 billion of customer funds as of December 31, 2023, up 9% year-over-year

Fourth Quarter 2023 Business Highlights

●	Total B2B volume increased 13% year-over-year, including 27% growth in APAC, SAMEA, and Latin America, where we predominantly serve outsourcing and services businesses who use Payoneer to invoice their customers and make payments to their vendors and suppliers
●	Merchant Services (Checkout) volume increased more than 400% year-over-year and 61% sequentially. Over 600 merchants are using Checkout on their webstores to collect payments from customers around the world and on average receive more than $60,000 of monthly volume
●	Record $1.1 billion of quarterly usage on Payoneer cards, up 32% year-over-year, reflecting increased customer adoption of our AP solutions to manage their expenses
●	$1.5 million charitable contribution to the Payoneer Foundation to support small business development, female entrepreneurs, young people in business, financial education and entrepreneurship, and humanitarian aid

2024 Guidance

“Payoneer began 2023 with a focus on profitable growth and we have delivered. In 2023, we generated 32% revenue growth, over $90 million of net income, and quadrupled adjusted EBITDA to over $200 million,” said Bea Ordonez, Chief Financial Officer. “Our 2024 guidance reflects accelerating business momentum over the course of the year as we focus on acquiring and retaining active ICPs, increasing customer adoption of multiple products and services, and driving our two growth engines: B2B and Merchant Services. We intend to continue innovating, improving our customer experience, and strengthening our infrastructure to deliver long-term profitable growth.”

2024 guidance is as follows:

Revenue	$875 million - $885 million
Transaction costs	~17.5% of revenue
Adjusted EBITDA (1)	$185 million to $195 million

(1) Guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2024 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results. Please refer to “Financial Information; Non-GAAP Financial Measures” below for a description of the calculation of adjusted EBITDA.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, February 28, 2024. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses to transact, do business, and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable any entrepreneur and business anywhere to participate and succeed in an increasingly digital global economy. Since our founding, we have built a global financial stack that removes barriers and simplifies cross-border commerce. We make it easier for millions of SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as the current conflict between Israel and Hamas, and other economic, business and/or competitive factors; (3) Payoneer’s estimates of its financial performance; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2023 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: M&A related expense (income), stock-based compensation expenses, restructuring expenses, share in losses (gain) of associated company, gain from change in fair value of warrants, other financial expense (income), net, taxes on income, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, in this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. Note: we have updated our methodology to adjust for previously disclosed limited exceptions where both received and sent payments were counted in volumes, such that we count volume only once for a customer that both receives and later sends payments. The updated methodology has no impact on revenue and had for all periods presented, less than a 3% impact on volume. The update has been applied to all periods reflected in the volume table in this press release and we have updated the definition of volume accordingly.

In this earnings release, we also reference ARPU. ARPU (Average Revenue Per User) is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Alison Dahlman

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022

Revenues	$224,320	$183,558	$831,103	$627,623

Transaction costs (Exclusive of depreciation and amortization shown separately below and inclusive of $1,781, $1,491, and $220 interest expense and fees associated with related party transaction in 2023, 2022, and 2021 respectively)	36,320	30,392	122,291	110,165
Other operating expenses	39,686	41,304	160,609	149,199
Research and development expenses	34,972	32,902	119,197	115,041
Sales and marketing expenses	51,762	52,194	196,654	164,564
General and administrative expenses	27,124	29,997	100,929	90,010
Depreciation and amortization	8,750	5,333	27,814	20,858
Total operating expenses	198,614	192,122	727,494	649,837

Operating income (loss)	25,706	(8,564)	103,609	(22,214)

Financial income (expense):
Gain from change in fair value of Warrants	11,824	5,031	17,359	33,963
Other financial income (expense), net	3,763	1,005	11,568	(10,131)
Financial income, net	15,587	6,036	28,927	23,832

Income (loss) before taxes on income and share in losses of associated company	41,293	(2,528)	132,536	1,618

Taxes on income	14,272	7,610	39,203	13,586

Share in losses of associated company	—	13	—	2

Net income (loss)	$27,021	$(10,151)	$93,333	$(11,970)

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	—	2,087	—	(2,429)
Other comprehensive income (loss), net of tax	—	2,087	—	(2,429)

Comprehensive income (loss)	$27,021	$(8,064)	$93,333	$(14,399)

Per Share Data
Net income (loss) per share attributable to common stockholders — Basic earnings (loss) per share	$0.08	$(0.03)	$0.26	$(0.03)
— Diluted earnings (loss) per share	$0.07	$(0.03)	$0.24	$(0.03)

Weighted average common shares outstanding — Basic	354,697,812	352,756,697	361,678,893	348,044,831
Weighted average common shares outstanding — Diluted	379,881,231	352,756,697	392,665,718	348,044,831

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Revenue recognized at a point in time	$156,114	$137,813	$573,902	$533,213
Revenue recognized over time	660	7,723	16,925	30,354
Revenue from contracts with customers	$156,774	$145,536	$590,827	$563,567
Interest income on customer balances	$64,867	$35,894	$230,634	$55,292
Capital advance income	2,679	2,128	9,642	8,764
Revenue from other sources	$67,546	$38,022	$240,276	$64,056
Total revenues	$224,320	$183,558	$831,103	$627,623

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Primary regional markets
Greater China(1)	$80,244	$55,675	$287,944	$195,663
Europe(2)	44,170	38,334	166,868	130,850
Asia-Pacific(2)	32,424	24,060	114,335	84,817
North America(3)	23,499	29,408	97,434	92,045
South Asia, Middle East and North Africa(2)	23,400	19,167	87,237	69,239
Latin America(2)	20,583	16,914	77,285	55,009
Total revenues	$224,320	$183,558	$831,103	$627,623

1. Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan

2. No single country included in any of these regions generated more than 10% of total revenue

3. The United States is the Company’s country of domicile. Of North America revenues, the US represents $22,452 and $28,453 for the three months ended December 31, 2023 and 2022, and $93,371 and $87,438 during the years ended December 31, 2023 and 2022.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss)	$27,021	$(10,151)	$93,333	$(11,970)
Depreciation and amortization	8,750	5,333	27,814	20,858
Taxes on income	14,272	7,610	39,203	13,586
Other financial (income) expense, net	(3,763)	(1,005)	(11,568)	10,131
EBITDA	46,280	1,787	148,782	32,605
Stock based compensation expenses(1)	17,338	13,827	65,767	52,150
Share in loss of associated company	—	13	—	2
M&A related expense (income)(2)	451	—	3,468	(2,323)
Gain from change in fair value of Warrants(3)	(11,824)	(5,031)	(17,359)	(33,963)
Restructuring charges(4)	—	—	4,488	—
Adjusted EBITDA	$52,245	$10,596	$205,146	$48,471

	Three months ended,
	Dec. 31, 2022	Mar. 31, 2023	June 30, 2023	Sept. 30, 2023	Dec. 31, 2023
Net income (loss)	$(10,151)	$7,938	$45,549	$12,825	$27,021
Depreciation and amortization	5,333	6,039	5,909	7,116	8,750
Taxes on income	7,610	9,172	5,747	10,012	14,272
Other financial income, net	(1,005)	(2,350)	(4,318)	(1,137)	(3,763)
EBITDA	1,787	20,799	52,887	28,816	46,280
Stock based compensation expenses(1)	13,827	16,927	16,173	15,330	17,338
Share in losses of associated company	13	—	—	—	—
M&A related expense(2)	—	774	498	1,745	451
Loss (gain) from change in fair value of Warrants(3)	(5,031)	252	(13,586)	7,799	(11,824)
Restructuring charges(4)	—	—	—	4,488	—
Adjusted EBITDA	$10,596	$38,752	$55,972	$58,178	$52,245

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts for 2023 relate to M&A-related third-party fees, including related legal, consulting and other expenditures. Amounts for the year ended December 31, 2022 relate to a non-recurring fair value adjustment of a liability related to our 2020 acquisition of optile.
(3)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the statements of comprehensive income (loss). The impact is removed from EBITDA as it represents market conditions that are not in our control.
(4)	We initiated a plan to reduce our workforce during the year ended December 31, 2023 and had non-recurring costs related to severance and other employee termination benefits.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS (LOSS) PER SHARE

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Numerator:
Net income (loss)	$27,021	$(10,151)	$93,333	$(11,970)
Denominator:
Weighted average common shares outstanding —
Basic	354,697,812	352,756,697	361,678,893	348,044,831
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	24,453,273	—	30,256,559	—
Dilutive impact of private Warrants	730,146	—	730,266	—
Weighted average common shares — diluted	379,881,231	352,756,697	392,665,718	348,044,831
Net income (loss) per share attributable to common stockholders — Basic earnings (loss) per share	$0.08	$(0.03)	$0.26	$(0.03)
Diluted earnings (loss) per share	$0.07	$(0.03)	$0.24	$(0.03)

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	December 31,
	2023	2022
Assets:
Current assets:
Cash and cash equivalents	$617,022	$543,299
Restricted cash	7,030	2,882
Customer funds	6,390,526	5,838,612
Accounts receivable (net of allowance of $385 in 2023 and $246 in 2022)	7,980	12,878
Capital advance receivables (net of allowance of $5,059 in 2023 and $5,311 in 2022)	45,493	37,155
Other current assets	40,672	36,278
Total current assets	7,108,723	6,471,104
Non-current assets:
Property, equipment and software, net	15,499	14,392
Goodwill	19,889	19,889
Intangible assets, net	76,266	45,444
Restricted cash	5,780	4,848
Deferred taxes	15,291	4,169
Investment in associated company	—	6,429
Severance pay fund	840	1,095
Operating lease right-of-use assets	24,854	15,260
Other assets	15,977	12,021
Total assets	$7,283,119	$6,594,651

Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$33,941	$41,566
Outstanding operating balances	6,390,526	5,838,612
Other payables	117,508	97,334
Total current liabilities	6,541,975	5,977,512
Non-current liabilities:
Long-term debt from related party	18,411	16,138
Warrant liability	8,555	25,914
Other long-term liabilities	49,905	29,831
Total liabilities	6,618,846	6,049,395
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at December 31, 2023 and December 31, 2022.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 368,655,185 and 352,842,025 shares issued and 357,590,493 and 352,842,025 shares outstanding at December 31, 2023 and December 31, 2022, respectively.	3,687	3,528
Treasury stock at cost, 11,064,692 and 0 shares at December 31, 2023 and December 31, 2022.	(56,936)	—
Additional paid-in capital	732,894	650,433
Accumulated other comprehensive loss	(176)	(176)
Accumulated deficit	(15,196)	(108,529)
Total shareholders’ equity	664,273	545,256
Total liabilities and shareholders’ equity	$7,283,119	$6,594,651

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31
	2023	2022
Cash Flows from Operating Activities
Net income (loss)	$93,333	$(11,970)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,814	20,858
Deferred taxes	(11,122)	731
Stock-based compensation expenses	65,767	52,149
Share in losses of associated company	—	2
Gain from change in fair value of Warrants	(17,359)	(33,963)
Transaction costs allocated to Warrants	—	—
Foreign currency re-measurement (income) loss	(4,359)	2,752
Changes in operating assets and liabilities, net of the effects of business combinations:
Other current assets	(4,310)	(11,421)
Trade payables	(8,326)	24,284
Deferred revenue	1,348	224
Accounts receivable, net	4,898	964
Capital advance extended to customers	(299,139)	(223,819)
Capital advance collected from customers	290,801	237,834
Other payables	13,619	16,608
Other long-term liabilities	232	(3,480)
Operating lease right-of-use assets	10,248	10,686
Other assets	(3,956)	1,521
Net cash provided by operating activities	$159,489	$83,960

Cash Flows from Investing Activities
Purchase of property, equipment and software	(8,459)	(10,504)
Capitalization of internal use software	(39,333)	(18,329)
Related party asset acquisition	(3,600)	—
Severance pay fund distributions, net	255	628
Customer funds in transit, net	930	33,939
Net cash inflow from acquisition of remaining interest in joint venture	5,953	—
Net cash provided by (used in) investing activities	$(44,254)	$5,734

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock based compensation plan, net of taxes paid related to settlement of equity awards	13,203	21,346
Outstanding operating balances, net	551,914	1,437,358
Borrowings under related party facility	26,855	29,363
Repayments under related party facility	(24,582)	(26,755)
Common stock repurchased	(55,436)	—
Net cash provided by financing activities	$511,954	$1,461,312

Effect of exchange rate changes on cash and cash equivalents	$4,458	$(2,719)

Net change in cash, cash equivalents, restricted cash and customer funds	631,647	1,548,287
Cash, cash equivalents, restricted cash and customer funds at beginning of year	6,386,720	4,838,433
Cash, cash equivalents, restricted cash and customer funds at end of year	$7,018,367	$6,386,720
Supplemental disclosure of cash flow information:
Cash paid for taxes, net of refunds	$40,910	$9,425
Cash interest paid	$1,767	$1,466
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$810	$109
Internal use software capitalized but not paid	$10,159	$4,392
Right-of-use assets obtained in exchange for new operating lease liabilities	$19,842	$13,003
Common stock repurchased but not paid	$1,500	$—